UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2017

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As of September 14, 2017, new and existing investors (the “Lenders”) of Bionik Laboratories Corp. (the “Company”) subscribed for convertible promissory notes in substantially the form attached hereto as Exhibit 10.2 (collectively, the “Notes”) and loaned to the Company an aggregate of approximately $400,000 (the “Loan”). The Loan represents the third tranche borrowed pursuant to the $2,000,000 loan approved by the Board of Directors of the Company on September 1, 2017 and previously announced (the “Aggregate Loan”), of which $400,000 had been advanced in August 2017, for total borrowed principal through September 14, 2017 of approximately $800,000. Entities controlled by Remi Gaston Dreyfus, a Board member and existing investor, subscribed for an aggregate of approximately $30,000 pursuant to the Loan, in addition to $300,000 of the advance in August 2017.

The Company intends to use the net proceeds from the Loan for the Company’s working capital and general corporate purposes.

The Notes bear interest at a fixed rate of 3% per month, beginning on the Issue Date (as defined in the Notes). Interest will be computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of: (a) March 31, 2018 and (b) the consummation of a Qualified Financing (as defined below)(the “Maturity Date”).

The Notes will be convertible into equity of the Company upon the following events on the following terms:

•	Upon the consummation of the next equity or equity-linked round of financing of the Company in whatever form or type that raises in one or more tranches aggregate gross proceeds of US$7,000,000 or more, less the aggregate amount raised by the Company from the Aggregate Loan and certain convertible promissory notes, as amended, in an aggregate principal amount of $2,000,000 issued by the Company to certain investors in December 2016 – March 2017 (the “Qualified Financing”), without any action on the part of the holders of the Notes, the (i) outstanding principal, (ii) accrued and unpaid interest under the Notes and (iii) the Premium (as defined in the Notes) will be converted into New Round Stock (as defined in the Notes) based upon the lesser of (A) the lowest issuance (or conversion) price of (or into) New Round Stock in case there is more than one tranche of New Round Stock or (B) $0.25.

•	Upon a Change of Control transaction (as defined in the Note) prior to a Qualified Financing, the (a) outstanding principal, (b) accrued and unpaid interest under the Notes and (c) the Premium would, at the election of the holders of a majority of the outstanding principal of the Notes, be either (i) payable upon demand as of the closing of such Change of Control transaction or (ii) convertible into shares of the Company’s common stock immediately prior to such Change of Control transaction at a price per share equal to the lesser of (A) the VWAP (as defined in the Notes), or (B) the per share consideration to be received by the holders of the Company’s common stock in such Change of Control transaction.

In the event the Company is unsuccessful in consummating a Qualified Financing by March 31, 2018, the Company shall promptly grant to the holders of the Notes a security interest on all of the Company’s assets and shall file a UCC-1 Financing Statement to perfect such security interest, and shall execute and deliver such other documents, agreements and instruments that such holders reasonably require to so grant and perfect the security interest in the Company’s assets; provided, however, that such security interest shall be subject to an intercreditor agreement or other similar agreement, in customary form, if and to the extent the Company enters into one or more secured loans with third party lenders from the Issue Date through the Maturity Date, providing for pari passu rights among the holders of the Notes and such other third parties.

The Notes contain customary events of default, which, if uncured, entitle each holder of a Note to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, its Note.

In addition, each Lender was granted common stock purchase warrants (the “Warrants”) exercisable for five years to purchase a number of shares of common stock of the Company equal to 20% of the aggregate principal amount of the notes evidencing such Lender’s Aggregate Loan divided by the Exercise Price (as defined below), at an exercise price per share equal to the lowest issuance (or conversion) price of (a) New Round Stock (as defined in the Warrants) in case there is more than one tranche of New Round Stock in a Qualified Financing (as defined in the Warrants), or (b) the average VWAP (as defined in the Warrants) for the 60 Trading Days immediately prior to January 30, 2018, or (c) $0.25, in all cases subject to adjustment as provided in the Warrants (the “Exercise Price”).

As a condition to entering into the Loan, the Company agreed to amend the terms of certain existing promissory notes in the aggregate principal amount of $2,000,000 issued by the Company to certain investors in December 2016 – March 2017 (the “Existing Notes”), and warrants issued by the Company in relation to the Existing Notes (the “Existing Warrants”), so the material terms and conditions of the Existing Notes and the Existing Warrants are the same as the terms and conditions of the Notes and the Warrants, respectively. Such amendments are evidenced, as applicable, by an Allonge #1 to Convertible Promissory Note included as Exhibit 10.4 to this Current Report on Form 8-K, an Allonge #2 to Convertible Promissory Notes included as Exhibit 10.5 to this Current Report on Form 8-K, and an Allonge to Common Stock Purchase Warrant included as Exhibit 10.6 to this Current Report on Form 8-K (collectively, the “Allonges”).

The terms and conditions of the Notes and the Warrants reflect further negotiations between the Company, on the one hand, and the Investors, on the other hand, and now reflect the terms of all amounts borrowed and expected to be borrowed under the Aggregate Loan. The $400,000 of advances in August 2017 are evidenced by the Notes and the Warrants. The summaries described in this Current Report on Form 8-K and the form of Note included as Exhibit 10.2 to this Current Report on Form 8-K, supersede in their entirety the summary of the Aggregate Loan described in, and the form of Note included as Exhibit 10.2 to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017.

The foregoing is a brief description of the terms of the subscription of the Notes, the Notes, the Warrants and the Allonges and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, the form of Note, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K, the form of Warrant, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K, and the forms of Allonges, of which a copy of each is included as Exhibits 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K, all of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of Notes and Warrants, is incorporated by reference herein. The Notes and the Warrants and, unless subsequently registered, the shares underlying the Notes and the Warrants, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 8.01	Other Events.

The Company intends to issue on September 21, 2017 a press release announcing the consummation of the Loan.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Note
10.3	Form of Warrant
10.4	Form of Allonge #1 to Convertible Promissory Note
10.5	Form of Allonge #2 to Convertible Promissory Notes
10.6	Form of Allonge to Common Stock Purchase Warrant
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 20, 2017

BIONIK LABORATORIES CORP.

By:	/s/ Eric Dusseux
Name:	Eric Dusseux
Title:	Chief Executive Officer